UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 25, 2014, Sabra Health Care REIT, Inc. (“Sabra”) entered into a purchase and sale agreement (the “Purchase Agreement”) with affiliates of Holiday Acquisition Holdings Corp. (“Holiday”) to acquire a portfolio of 21 independent living facilities (the “Holiday Portfolio”), located in 15 states, for a total cash purchase price of $550.0 million (such transaction, the “Acquisition”). The closing of the Acquisition also occurred on September 25, 2014, except that one of the facilities in the Holiday Portfolio is subject to a HUD mortgage loan and therefore the closing of the acquisition of this facility will be deferred until the HUD debt is prepaid. Holiday Tenant (as defined below) has agreed to pay the full rental amount due under the Holiday Master Lease (as defined below) notwithstanding the delay in the closing of the acquisition of this facility.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Holiday Master Lease

Concurrently with the Acquisition, Sabra Health Care Holdings III, LLC, Sabra Texas Holdings, L.P., Sabra Health Care Virginia II, LLC and Sabra Health Care Northeast, LLC (collectively, the “Sabra Landlord”) entered into a triple-net master lease with respect to the Holiday Portfolio (the “Holiday Master Lease”) with certain wholly-owned subsidiaries of Holiday AL Holdings LP (collectively, the “Holiday Tenant”), an affiliate of Holiday. Under the Holiday Master Lease, Holiday Tenant is responsible for costs associated with operating and maintaining the Holiday Portfolio, including taxes, insurance and repair and maintenance. The term of the Holiday Master Lease is 15 years, with two five-year renewal options. The Holiday Master Lease provides for base rent in the first year of approximately $30.3 million, with base rent to increase by 4.0% of the base rent for the prior year in years two and three. In years four through fifteen, base rent increases by the base rate applicable for the immediately preceding year multiplied by the greater of (i) 3.5% and (ii) the Consumer Price Index increase during the immediately preceding year. During any renewal period, the base rent will be set at the greater of (i) the then fair market rent (as determined in accordance with the Holiday Master Lease) and (ii) the base rate applicable for the immediately preceding year increased by the greater of (a) 3.5% and (b) the Consumer Price Index increase during the immediately preceding year. Under the Holiday Master Lease, on an annual basis, Holiday Tenant is required to make capital improvements to the Holiday Portfolio equal to a minimum of $500 per unit during 2014 and 2015, subject to annual escalations thereafter. The Holiday Master Lease is expected to generate annual lease revenues determined in accordance with GAAP of $39.3 million and an initial yield on cash rent of 5.50%.

The Holiday Master Lease also requires Holiday Tenant to provide a letter of credit to Sabra Landlord in the amount of approximately $15.1 million, which serves as security for Holiday Tenant’s performance of its obligations to Sabra Landlord under the Holiday Master Lease. Pending delivery of this letter of credit, Holiday Tenant provided Sabra Landlord at the closing of the Acquisition a cash security deposit in the amount of $15.1 million. Management fees payable to the Holiday-affiliated manager are subordinated to Holiday Tenant’s obligation to pay rent to Sabra Landlord under the Holiday Master Lease. Additionally, Holiday Tenant granted Sabra Landlord a first priority security interest in certain personal property and receivables arising from the operations of the Holiday Portfolio, which security interest secures Holiday Tenant’s obligations under the Holiday Master Lease. The Holiday Master Lease terms also include (i) a non-competition provision restricting Holiday Tenant and certain of its affiliates, including the Guarantor (as defined below), from developing or constructing new independent living properties within seven miles of any property acquired by Sabra Landlord in the Acquisition, (ii) restrictions on a change of control of Holiday Tenant or the Guarantor, subject to certain exceptions, and (iii) customary operating covenants, events of default and remedies.

The Holiday Master Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Guaranty

Holiday Tenant’s obligations to Sabra Landlord under the Holiday Master Lease are guaranteed by its indirect parent, Holiday AL Holdings LP (the “Guarantor”), pursuant to a guaranty of master lease (the “Guaranty”), which was also entered into concurrently with the Acquisition. Subject to certain exceptions specified in the Guaranty, the Guarantor has agreed to certain financial covenants, including maintaining a minimum net worth of $150 million, a minimum fixed charge coverage ratio of 1.10x and a maximum leverage ratio of 10x (as each term is defined in the Guaranty).

The Guaranty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Purchase Agreement, Holiday Master Lease and Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, Holiday Master Lease and Guaranty, as applicable, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 10, 2014, Sabra Health Care Limited Partnership (the “Operating Partnership”), of which Sabra is the sole general partner, entered into a second amended and restated unsecured revolving credit facility (the “Revolving Credit Facility”) with certain lenders as set forth in the related credit agreement; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; Barclays Bank, PLC, Citibank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A., J.P. Morgan Chase Bank, N.A., and Suntrust Bank, as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arranger (each as defined in such credit agreement). The Revolving Credit Facility provides for a borrowing capacity of $650.0 million and the option to convert up to $200.0 million of the Revolving Credit Facility to a term loan facility. On September 25, 2014, the Operating Partnership provided notice to the lenders under the Revolving Credit Facility of the exercise of this option as to $200.0 million of the outstanding borrowings under the Revolving Credit Facility.

Sabra funded the Acquisition and obtained additional working capital for itself by borrowing $560.0 million under the Revolving Credit Facility on September 24, 2014. Amounts outstanding under the Revolving Credit Facility, including any amounts that are converted into a term loan, are payable at maturity on September 10, 2018.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of second amended and restated credit agreement relating to the Revolving Credit Facility, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Sabra with the Securities and Exchange Commission on September 11, 2014.

Item 7.01	Regulation FD Disclosure.

On September 29, 2014, Sabra issued a press release announcing the Acquisition. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of Sabra under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Historical financial statements for the Guarantor will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase Agreement, dated September 25, 2014, between Sabra and certain affiliates of Holiday Acquisition Holdings LLC.

10.1	Master Lease, dated September 25, 2014, between Sabra Health Care Holdings III, LLC, Sabra Texas Holdings, L.P., Sabra Health Care Virginia II, LLC and Sabra Health Care Northeast, LLC, as landlords, and the tenants listed on the signature pages thereto.

10.2	Guaranty of Master Lease, dated September 25, 2014, by Holiday AL Holdings LP in favor of Sabra Health Care Holdings III, LLC, Sabra Texas Holdings, L.P., Sabra Health Care Virginia II, LLC and Sabra Health Care Northeast, LLC.

99.1	Press Release, dated September 29, 2014.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: September 29, 2014